Exhibit 99.(m)(2)(A)(i)

May 1, 2014

Voya Investors Trust 7337 East Doubletree Ranch Road Suite 100 Scottsdale, Arizona 85258

Re:

Reduction in Fee Payable under the ING Investors Trust (now known as Voya Investors Trust) Third Amended and Restated Shareholder Service and Distribution Plan

Ladies and Gentlemen:

Voya Investments Distributor, LLC (“VID”) hereby waives a portion of the distribution fee payable to VID for the funds listed on the attached Schedule A under the ING Investors Trust (now known as Voya Investors Trust) Third Amended and Restated Shareholder Service and Distribution Plan (the “Distribution Plan”) in an amount equal to 0.15% per annum on the average daily net assets attributable to Adviser Class Shares as if the distribution fee specified in the Distribution Plan were 0.35%.  Except as otherwise noted on Schedule A, by this letter, we agree to continue to waive that fee for the period May 1, 2014 through May 1, 2015.

Notwithstanding the foregoing, termination or modification of this letter requires approval by the Board of Trustees of Voya Investors Trust.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

By:

/s/ Michael J. Roland

Michael J. Roland

Executive Vice President

Agreed and Accepted:

Voya Investors Trust

By:

/s/ Kimberly A. Anderson

Kimberly A. Anderson

Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.voyainvestments.com	Voya Investments Distributor, LLC

SCHEDULE A

with respect to

VOYA INVESTORS TRUST

THIRD AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios
VY BlackRock Inflation Protected Bond Portfolio
VY Clarion Global Real Estate Portfolio
VY Clarion Real Estate Portfolio
VY DFA World Equity Portfolio
VY FMRSM Diversified Mid Cap Portfolio
VY Franklin Income Portfolio
VY Franklin Mutual Shares Portfolio
VY Franklin Templeton Founding Strategy Portfolio
VY Global Resources Portfolio
VY Invesco Growth and Income Portfolio
VY JPMorgan Emerging Markets Equity Portfolio
VY JPMorgan Small Cap Core Equity Portfolio
Voya Limited Maturity Bond Portfolio
VY Morgan Stanley Global Franchise Portfolio
Voya Multi-Manager Large Cap Core Portfolio
VY T. Rowe Price Capital Appreciation Portfolio
VY T. Rowe Price Equity Income Portfolio
VY T. Rowe Price International Stock Portfolio
VY Templeton Global Growth Portfolio

Date last amended:  May 1, 2014